Exhibit 99.1

AFC ENTERPRISES COMPLETES REFINANCING

Flexible New Facility Increases Borrowing Capacity and Reduces Borrowing Costs

ATLANTA - AFC Enterprises, Inc. (NASDAQ: AFCE), the franchisor and operator of Popeyes® restaurants, announced the completion of a new, five-year $125 million revolving credit facility on December 18, 2013. At closing, the stated interest under the new facility is determined using the LIBO Rate plus 125 basis points. The spread above the LIBO Rate adjusts from 125 to 250 basis points depending on the Company’s total leverage.

Pursuant to the refinancing, the Company borrowed $63 million to retire its previous facility, leaving approximately $62 million available to borrow and invest in the Company’s growth strategies. The interest rate at closing under the new credit facility is 1.49% compared to 3.90% under the previous credit facility. In the fourth quarter, the Company expects to recognize approximately $400,000 of non-cash charges and defer approximately $700,000 of fees associated with the refinancing.

“This new five-year credit facility provides more financial flexibility for our rapidly growing company. We are grateful to our lenders who collaborated closely with our team to complete this refinancing,” stated Mel Hope, AFC Enterprises Chief Financial Officer.

Corporate Profile

AFC Enterprises, Inc. is the franchisor and operator of Popeyes® restaurants, the world’s second-largest quick-service chicken concept based on number of units. As of October 6, 2013, Popeyes had 2,187 operating restaurants in the United States, Guam, Puerto Rico, the Cayman Islands and 27 foreign countries. AFC’s primary objective is to deliver sales and profits by offering excellent investment opportunities in its Popeyes brand and providing exceptional franchisee support systems and services to its owners. AFC Enterprises can be found at www.afce.com.

Forward-Looking Statement: Certain statements in this release contain “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management’s current expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. Examples of such statements in this press release include the results of the Company’s refinancing of its prior credit facility, the Company’s anticipated long-term performance and similar statements of belief or expectation regarding future events. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: competition from other restaurant concepts and food retailers, continued disruptions in the financial markets, the loss of franchisees and other business partners, labor shortages or increased labor costs, increased costs of our principal food products, changes in consumer preferences and demographic trends, as well as concerns about health or food quality, instances of avian flu or other food-borne illnesses, general economic conditions, the loss of senior management and the inability to attract and retain additional qualified management personnel, limitations on our business under our credit facility, our ability to comply with the repayment requirements, covenants, tests and restrictions contained in our credit facility, failure of our franchisees, a decline in the number of franchised units, a decline in our ability to franchise new units, slowed expansion into new markets, unexpected and adverse fluctuations in quarterly results, increased government regulation, effects of volatile gasoline prices, supply and delivery shortages or interruptions, currency, economic and political factors that affect our international operations, inadequate protection of our intellectual property and liabilities for environmental contamination and the other risk factors detailed in our 2012 Annual Report on Form 10-K and other documents we file with the Securities and Exchange Commission. Therefore, you should not place undue reliance on any forward-looking statements.

AFC Contact Information

Investor inquiries:

Rebecca Gardy, Director, Finance & Investor Relations

(404) 459-4673 or investor.relations@afce.com

OR

Media inquiries:

Jennifer Webb, Senior Vice President, Operations, Coltrin & Associates, Inc.

(212) 221-1616 ext. 111 or jennifer_webb@coltrin.com